UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 11, 2010

Arbitron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-1969	52-0278528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9705 Patuxent Woods Drive, Columbia, Maryland		21046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-312-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 11, 2010, Arbitron Inc. (the "Company") entered into an Executive Employment Agreement (the "Agreement") with William T. Kerr covering Mr. Kerr’s employment as President and Chief Executive Officer of the Company. The material terms and conditions of the Agreement are set forth below.

Employment Term

The term of Mr. Kerr’s employment commenced on January 10, 2010 and will end on January 10, 2012 (the "Initial Term"). Such period may be extended.

Salary and Bonus or Incentive Compensation

Pursuant to the terms and conditions of the Agreement, the Company will pay Mr. Kerr an annual base salary of $800,000, and Mr. Kerr will be eligible to receive an annual incentive bonus equal to 100% of his annual base salary upon meeting applicable performance criteria set by the Company’s Compensation and Human Resources Committee (the "Compensation Committee"). For performance exceeding such applicable performance criteria, the annual incentive bonus will be increased up to a maximum of 200% of annual base salary, at the sole discretion of the Compensation Committee. The Compensation Committee will review the base salary no less frequently than annually.

Equity Awards

Initial Grant

Pursuant to the Agreement, on February 11, 2010 the Compensation Committee also approved an initial equity award to Mr. Kerr of 45,254 stock options and 60,144 deferred stock units (DSUs), each with respect to the Company’s common stock, par value $0.50 (the "Common Stock") (collectively, the "Initial Grant"). These Options and DSUs were granted under the Company’s 2008 Equity Compensation Plan (the "2008 Plan") and subject to its terms.

Assuming continued employment, the stock options under the Initial Grant will vest in equal amounts on an annual basis over a three year period following the date of grant (beginning with one third on the first anniversary), and otherwise contain substantially the same terms and conditions as the Company’s standard form of nonqualified stock option agreement adopted for use under the 2008 Plan, except as described below with regard to potential payments upon early termination. Assuming continued employment, the DSUs under the Initial Grant will vest in equal amounts over a four year period following the date of grant (beginning with one quarter on the first anniversary) and otherwise contain substantially the same terms and conditions as the Company’s standard form of deferred stock unit agreement adopted for use under the 2008 Plan, except as described below with regard to potential payments upon early termination.

Long-Term Incentive

Subject to approval by the Compensation Committee, the Company also will grant to Mr. Kerr a long-term incentive award to be valued at $1,500,000 on the date of grant and to be divided into substantially the same mix of stock options, performance-based cash, and restricted stock units as apply to other senior executives (and with the restricted stock units also performance-based to the extent grants to other senior executives are subject to performance conditions) but with the restricted stock units in the form of DSUs payable only after Mr. Kerr’s separation from service. The long-term incentive award to Mr. Kerr also will be subject to the accelerated vesting terms described below with regard to potential payment upon early termination.

The Compensation Committee, at its sole discretion, will consider the grant of additional compensatory stock awards to Mr. Kerr no less frequently than annually.

Benefits

Mr. Kerr will, to the extent eligible, be entitled to participate at a level commensurate with his position in all employee welfare, benefit, and retirement plans and programs the Company provides to its executives in accordance with Company policies. Mr. Kerr will work at the Company’s offices in Columbia, Maryland.

Potential Payments Upon Early Termination

The Company or Mr. Kerr may terminate the Agreement at any time for any reason, or for no reason. If Mr. Kerr’s employment terminates for any reason (including for Cause (as defined in the Agreement)), the Company will pay to Mr. Kerr (i) any earned but unpaid annual base salary; (ii) any earned but unpaid annual bonus; (iii) any unreimbursed business expenses, in accordance with the Company’s policies; and (iv) any amounts or benefits payable under any Company benefit plans then in effect.

In addition to the payments described above, if the Company terminates Mr. Kerr’s employment, during the Initial Term, without Cause or if Mr. Kerr’s Retirement occurs, Mr. Kerr will be entitled to receive (i) base salary for the remainder of the Initial Term, paid in accordance with the Company’s standard payroll practices and (ii) a bonus component. For purposes of the Agreement, "Retirement" means Mr. Kerr’s voluntary resignation (i) at or after completion of the Initial Term or (ii) earlier upon Mr. Kerr’s replacement as Chief Executive Officer and his completion of a post-replacement transition period of 90 days or a shorter period at the Board’s request; provided, however, that Mr. Kerr may not initiate his resignation under clause (ii) above before the Board approves his replacement and have such resignation treated as Retirement.

If Mr. Kerr’s employment is terminated without Cause during 2010, the bonus component will be $800,000. If, in subsequent years, the annual bonus for the year of termination is determined by the Compensation Committee under a program intended to qualify as performance-based for purposes of Section 162(m) of the Internal Revenue Code (an "Exempt Bonus"), the bonus component will be determined under the factors for such bonus and with the exercise by the Compensation Committee of negative discretion. If the annual bonus for the year of termination is not intended to be an Exempt Bonus, the bonus component will be one time target bonus, prorated for his months of employment during the year of termination. The bonus component will not be prorated for a termination without Cause or Retirement occurring before December 31, 2010.

The equity awards described above will vest and/or become exercisable in accordance with the Company’s customary terms. However, to the extent more favorable to Mr. Kerr (except in the case of a termination for Cause) the following special acceleration terms will apply. Upon termination of employment as a result of Mr. Kerr’s death or disability outstanding equity awards will accelerate, with continued exercisability of options for one year following termination. Upon a termination of Mr. Kerr’s employment by the Company without Cause or upon Mr. Kerr’s Retirement: (x) any performance based awards will require satisfaction of the applicable performance objectives but will not be prorated for partial years of service; (y) any stock options will continue to vest as though Mr. Kerr remained employed, and will remain exercisable for three years following termination of employment; and (z) any DSUs not subject to performance criteria will continue to vest as if Mr. Kerr had remained employed. Upon Mr. Kerr’s resignation other than in connection with his Retirement, all unvested awards will be forfeited and vested portions of stock options will remain exercisable for 90 days following termination of employment. Upon termination of Mr. Kerr’s employment by the Company for Cause, all vested and unvested awards will be forfeited.

In order to receive any severance benefits or accelerated vesting provided under the Agreement, Mr. Kerr must execute a release in the form provided by the Company of all legally-releasable claims that Mr. Kerr may then have against the Company and any of its affiliates.

Non-Competition, Non-Recruitment, and Non-Disparagement

The Agreement contains provisions pursuant to which Mr. Kerr has agreed that, while employed and for 12 months following termination of employment for any reason, he will not directly or indirectly, subject to certain de minimis exceptions involving the ownership of publicly traded securities, compete with any part of the Company’s business. Mr. Kerr has agreed during employment and for 12 months thereafter not to initiate or actively participate in any other employer’s recruitment or hiring of Company employees. The Agreement also contains non-disparagement provisions.

The foregoing summary of the Agreement is qualified in its entirety by the full terms and conditions of the Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ended December 31, 2009 and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbitron Inc.

February 18, 2010	By:	/s/ Timothy T. Smith

Name: Timothy T. Smith
Title: Executive Vice President & Chief Legal Officer, Legal and Business Affairs & Secretary